Form 424—General Information

(Certificate of Amendment)

The attached form is drafted to meet minimal statutory filing requirements pursuant to the relevant code provisions. This form and the information provided are not substitutes for the advice and services of an attorney and tax specialist.

Commentary

Sections 3.051 to 3.056 of the Texas Business Organizations Code (BOC) govern amendments to the certificate of formation of a Texas filing entity. A filing entity may amend its certificate of formation at any time and in as many respects as may be desired, as long as the certificate as amended contains only such provisions as could have been included in the original certificate of formation. Amendments may be adopted to change the language of an existing provision, to add a new provision, or to delete an existing provision. If extensive amendments are proposed, the entity should consider filing a restated certificate of formation pursuant to section 3.059 of the BOC (Form 414).

Procedural Information by Entity Type

Please note that a document on file with the secretary of state is a public record that is subject to public access and disclosure. Do not include confidential information, such as social security numbers. If amending information relating to directors or governing persons, use a business or post office box address rather than a residence address if privacy concerns are an issue.

For-profit or Professional Corporation

Sections 21.052 to 21.055 of the BOC set forth the procedures for amending the certificate of formation for a for-profit corporation or professional corporation. The board of directors adopts a resolution setting forth the proposed amendment and directing that it be submitted to a vote at a meeting of the shareholders. Written or printed notice setting forth the proposed amendment is given to each shareholder of record entitled to vote not later than the 10th day and not earlier than the 60th day before the date of the meeting, either personally, by electronic transmission, or by mail (BOC § 21.353). (Please refer to chapters 6 and 21 of the BOC for further information.)

Pursuant to section 21.364 of the BOC, the proposed amendment is adopted on receiving the affirmative vote of two-thirds of the outstanding shares entitled to vote. If any class or series of shares is entitled to vote as a class, the amendment must also receive the affirmative vote of two-thirds of the shares within each class or series that is entitled to vote as a class. Any number of amendments may be submitted to the shareholders and voted on at one meeting. Alternatively, amendments may be adopted by unanimous written consent of the shareholders.

If no shares have been issued, the amendment is adopted by a resolution of the board of directors and the provisions for adoption by shareholders do not apply.

An officer must sign the certificate of amendment. If no shares have been issued and the amendment was adopted by the board of directors, a majority of the directors may sign the certificate of amendment.

Professional Association

The provisions of chapters 20 and 21 of the BOC apply to a professional association, unless there is a conflict with a specific provision in title 7. A professional association may amend its certificate of formation by following the procedures set forth in its certificate of formation. If the certificate of formation does not provide a procedure for amending the certificate, the certificate of formations is amended by a two-thirds vote of its members.

An officer must sign the certificate of amendment.

Nonprofit Corporation.

Sections 22.105 to 22.108 of the BOC set forth the procedures for amending the certificate of formation for a nonprofit corporation. If the corporation has members with voting rights, the board of directors adopts a resolution setting forth the proposed amendment and directing that it be submitted to a vote at a meeting of the members, which may be either an annual or special meeting. The proposed amendment is adopted on receiving two-thirds of the votes that members present, in person or by proxy, were entitled to cast (BOC § 22.164). Any number of amendments may be submitted to the members and voted on at one meeting. Alternatively, the amendment may be adopted without a meeting if a written consent, setting forth the action to be taken, is signed by all the members entitled to vote. (Please refer to chapters 6 and 22 of the BOC for further information.)

If the corporation has no members or no members with voting rights, the amendment is adopted by a majority vote of the board of directors.

An officer of the nonprofit corporation must sign the certificate of amendment.

A nonprofit corporation formed for a special purpose under a statute or code other than the BOC may be required to meet other requirements for a certificate of amendment than those imposed by the BOC. This form may not comply with the requirements imposed under the special statute or code governing the special purpose corporation. Please refer to the statute or code governing the special purpose corporation for specific filing requirements for a certificate of amendmentA nonprofit corporation formed for a special purpose under a statute or code other than the BOC may be required to meet other requirements for a certificate of amendment than those imposed by the BOC. This form may not comply with the requirements imposed under the special statute or code governing the special purpose corporation. Please refer to the statute or code governing the special purpose corporation for specific filing requirements for a certificate of amendment.

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Cooperative Association.

Section 251.052 of the BOC sets forth the procedure for amending the certificate of formation of a cooperative association. The board of directors may propose an amendment to the certificate of formation by a two-thirds vote of the board members. Notice of the meeting to consider the proposed amendment must be provided to the members no later than the 31st day before the date of the meeting. To be approved, the amendment must be adopted by the affirmative vote of two-thirds of the members voting on the amendment. The cooperative association must file the certificate of amendment with the secretary of state within thirty (30) days after its adoption by the members.

An officer of the cooperative association must sign the certificate of amendment.

Limited Liability Company or Professional Limited Liability Company

Chapter 101 of the BOC governs limited liability companies. Pursuant to section 101.356(d), an amendment to the certificate of formation must be approved by the affirmative vote of all of the company’s members. If the company has managers, but has yet to admit its initial member, the amendment would be approved by the affirmative vote of the majority of all the company’s managers as permitted by section 101.356(e).

If the limited liability company has managers, an authorized manager must sign the certificate of amendment. If the company does not have managers and is managed by its members, an authorized managing-member must sign the certificate of amendment.

 Limited Partnership

Chapter 153 of the BOC governs limited partnerships. A certificate of limited partnership may be amended at any time for any proper purpose determined by the general partners. However, section 153.051 requires a certificate of amendment when there is:

(1) a change of name of the partnership;

(2) an admission of a new general partner; or

(3) a withdrawal of a general partner.

Section 153.051 of the BOC also requires that a limited partnership amend its certificate of formation when there is a change of address for the registered office or a change of name or address of the registered agent of the partnership. However, rather than filing an amendment, the partnership may file a statement of change pursuant to section 5.202 of the BOC to effect a change to its registered agent or registered office.

Pursuant to section 153.553, at least one general partner must sign the certificate of amendment. In addition, each general partner designated as a new general partner also must sign the certificate of amendment. A withdrawing general partner need not sign the certificate of amendment. The execution of a certificate by a general partner is an oath or affirmation, under a penalty of perjury, that to the best of the executing party’s knowledge and belief, the facts contained in the certificate are true and correct (BOC §153.553(c)).

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Instructions for Form

• Entity Information: The certificate of amendment must contain the legal name of the entity and identify the type of filing entity. If the amendment changes the name of the entity, the name as it currently appears on the records of the secretary of state should be stated. It is recommended that the date of formation and file number assigned by the secretary of state be provided to facilitate processing of the document.

• Amendments: 1. Amended Name. This form is designed to provide a standardized amendment form to effect a change of name for the filing entity. If the legal name of the entity is to be changed, state the new name of the entity in section 1. Please note that the legal name of the entity must include an appropriate organizational designation for the entity type.

The new entity name will be checked for availability on submission of the certificate of amendment. Under section 5.053 of the BOC, if the new name of the entity is the same as, deceptively similar to, or similar to the name of an existing domestic or foreign filing entity, or any name reservation or name registration filed with the secretary of state, the document cannot be filed. The administrative rules adopted for determining entity name availability (Texas Administrative Code, title 1, part 4, chapter 79, subchapter C) may be viewed at www.sos.state.tx.us/tac/index.shtml. If you wish the secretary of state to provide a preliminary determination on name availability, you may call (512) 463-5555, dial 7-1-1 for relay services, or e-mail your name inquiry to corpinfo@sos.state.tx.us. A final determination cannot be made until the document is received and processed by the secretary of state. Do not make financial expenditures or execute documents based on a preliminary clearance. Also note that the preclearance of a name or the issuance of a certificate under a name does not authorize the use of a name in violation of another person’s rights to the name.

• Amendments: 2. Changes to Registered Agent and/or Registered Office. It is not necessary to file a certificate of amendment if the entity seeks only to change its registered agent or its registered office. A filing entity may file a statement of change of registered agent/registered office pursuant to section 5.202 of the BOC.

However, if the entity is changing its name or making other changes to its certificate of formation, any changes to the registered agent or registered office may be included in a certificate of amendment. Section 2 can be completed to effect a change to the registered agent or registered office address. The registered agent can be either (option A) a domestic entity or a foreign entity that is registered to do business in Texas or (option B) an individual resident of the state. The filing entity cannot act as its own registered agent.

Consent: Effective January 1, 2010, a person designated as the registered agent of an entity must have consented, either in a written or electronic form, to serve as the registered agent of the entity. Although the consent of the person designated as registered agent is required, a copy of the written or electronic consent need not be submitted with a certificate of correction that corrects the name of the registered agent. The liabilities and penalties imposed by sections 4.007 and 4.008 of the BOC apply with respect to a false statement in a filing instrument that names a person as the registered agent of an entity without that person’s consent. (BOC § 5.207)

Amendment to Registered Office: The registered office address must be located at a street address where service of process may be personally served on the entity’s registered agent during normal business hours. Although the registered office is not required to be the entity’s principal place of business, the registered office may not be solely a mailbox service or telephone answering service (BOC § 5.201).

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• Amendments: 3. Other Provisions to be Added, Altered, or Deleted. Section 3 of this form contains three text areas that may be used to make alterations or changes to other provisions in the certificate of formation or to identify those provisions to be deleted. If the space provided in a text area is insufficient, include the provisions as an attachment to this form.

Add: If the amendment is an addition to the certificate of formation, check the “Add” statement and provide an identification or reference for the added provision and the full text of each provision added in the text area.

Alter: If the amendment alters or changes an existing article or provision in the certificate of formation, check the “Alter” statement and provide an identification of the article number or description of the altered provision and the text of the article or provision as it is amended to read in the text area.

Delete: If the amendment deletes an existing article or provision in its entirety, check the “Delete” statement and provide a reference to the article number or provision being deleted in the text area.

• Statement of Approval: As required by section 3.053 of the BOC, the form includes a statement regarding the approval of the amendment. In general, amendments are adopted and approved in the manner set forth in the title of the BOC governing the entity. General procedural information relevant to each filing entity that may use this form precedes the instructions for completing the form.

• Effectiveness of Filing: A certificate of amendment becomes effective when filed by the secretary of state (option A). However, pursuant to sections 4.052 and 4.053 of the BOC the effectiveness of the instrument may be delayed to a date not more than ninety (90) days from the date the instrument is signed (option B). The effectiveness of the instrument also may be delayed on the occurrence of a future event or fact, other than the passage of time (option C). If option C is selected, you must state the manner in which the event or fact will cause the instrument to take effect and the date of the 90th day after the date the instrument is signed. In order for the certificate to take effect under option C, the entity must, within ninety (90) days of the filing of the certificate, file a statement with the secretary of state regarding the event or fact pursuant to section 4.055 of the BOC.

On the filing of a document with a delayed effective date or condition, the computer records of the secretary of state will be changed to show the filing of the document, the date of the filing, and the future date on which the document will be effective or evidence that the effectiveness was conditioned on the occurrence of a future event or fact.

• Execution: Pursuant to section 4.001 of the BOC, the certificate of amendment must be signed by a person authorized by the BOC to act on behalf of the entity in regard to the filing instrument. Please refer to the procedural information relating to the specific entity type for further information on execution requirements. Generally, a governing person or managerial official of the entity signs a filing instrument.

The certificate of amendment need not be notarized. However, before signing, please read the statements on this form carefully. The designation or appointment of a person as the registered agent by a managerial official is an affirmation by that official that the person named in the instrument has consented to serve as registered agent. (BOC § 5.2011, effective January 1, 2010)

A person commits an offense under section 4.008 of the BOC if the person signs or directs the filing of a filing instrument the person knows is materially false with the intent that the instrument be delivered to the secretary of state for filing. The offense is a Class A misdemeanor unless the person’s intent is to harm or defraud another, in which case the offense is a state jail felony.

• Payment and Delivery Instructions: The filing fee for a certificate of amendment is $150, unless the filing entity is a nonprofit corporation or a cooperative association. The filing fee for a certificate of amendment for a nonprofit corporation or a cooperative association is $25. Fees may be paid by personal checks, money orders, LegalEase debit cards, or MasterCard, Visa, and Discover credit cards. Checks or money orders must be payable through a U.S. bank or financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized convenience fee of 2.7 percent of the total fees.

Submit the completed form in duplicate along with the filing fee. The form may be mailed to P.O. Box 13697, Austin, Texas 78711-3697; faxed to (512) 463-5709; or delivered to the James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. If a document is transmitted by fax, credit card information must accompany the transmission (Form 807). On filing the document, the secretary of state will return the appropriate evidence of filing to the submitter together with a file-stamped copy of the document, if a duplicate copy was provided as instructed.

Revised 12/09

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Form 424

(Revised 12/09)

Submit in duplicate to:

Secretary of State

P.O. Box 13697

Austin, TX 78711-3697

512 463-5555

FAX: 512/463-5709

Filing Fee: See instructions

Certificate of Amendment

Entity Information

The name of the filing entity is:

Unique Underwriters, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

(X) For-profit Corporation	Professional Corporation
Nonprofit Corporation	Professional Limited Liability Company
Cooperative Association	Professional Association
Limited Liability Company	Limited Partnership

The file number issued to the filing entity by the secretary of state is:	801151234
The date of formation of the entity is:	07/28/09

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)
The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:
The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amendment Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

A. The registered agent is an organization (cannot be entity named above) by the name of:

OR
B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix
The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.
C. The business address of the registered agent and the registered office address is:
TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

(X) Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:
To correct an error in the previous amendment to these Articles by now stating that the total number of authorized shares of Common Stock is 1,000,000,000;the total number of authorized shares of Series A Preferred Stock is 100,000,000; and the total number of authorized shares of Series B Preferred Stock is 50,000,000.

Delete each of the provisions identified below from the certificate of formation.

Statement of Aproval

The amendments to the certificate of formation have been approved in the manner required by the

Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filling (Select A, B, or C)

A. (X) This document becomes effective when the document is filed by the secretary of state.
B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________________________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	April 15, 2011
By:

Signature of authorized person
Samuel Wolfe, CEO & President
Printed or typed name of authorized person (see instructions)